EXECUTION VERSION

AMENDMENT NO. 1 TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 27th day of June, 2013, among GLORI ENERGY INC., a Delaware corporation, GLORI CALIFORNIA INC., a Delaware corporation, GLORI HOLDINGS INC., a Delaware corporation and GLORI OIL (ARGENTINA) LIMITED, a Delaware corporation (hereinafter collectively referred to as the “Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.           Borrower and Lender have entered into that certain Loan and Security Agreement dated as of June 11, 2012 (as amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Lender has extended and makes available to Borrower certain advances of money.

B.           Borrower desires that Lender amend the Loan Agreement upon the terms and conditions more fully set forth herein. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Lender is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.            Amendments to Loan Agreement.

1.1           Section 1.1 (Definitions and Rules of Construction). The following definitions are hereby: (a) to the extent already defined in Section 1.1 of the Loan Agreement, amended in their entirety to read as follows, and (b) to the extent not already defined in that Section, added to Section 1.1 of the Loan Agreement in alphabetical order as follows:

““Acquisition Debt” means Indebtedness incurred by Borrower for the specific purpose of purchasing assets satisfying the definition of “Permitted Acquisition Assets”. All proceeds of Acquisition Debt shall be allocated to pay the purchase price of Permitted Acquisitions or for capital expenditures to Permitted Acquisition Assets. Acquisition Debt can only be secured by the underlying Permitted Acquisition Assets and cannot exceed the purchase price of the Permitted Acquisition Assets, plus any related upgrades and capital expenditure enhancements reasonably contemplated by Borrower. Acquisition Debt that requires security comprised of assets other than the underlying Permitted Acquisition Assets requires prior written approval of Lender and, if requested, an intercreditor/subordination agreement in form and substance satisfactory to Lender.”

“Acquisition Equity” means equity proceeds raised by the Borrower for the specific purpose of purchasing assets satisfying the definition of “Permitted Acquisitions”, which equity proceeds shall be allocated to pay the purchase price of Permitted Acquisitions or for capital expenditures to Permitted Acquisition Assets.”

“Permitted Acquisition Assets” means the assets, including but not limited to working interests, oil and gas leases, oil and other mineral properties and oil wells related thereto, oil in tanks, contract rights and crude sale agreements, proceeds from the sale of oil from the related oil field, related receivables and related inventory, tanks, wellhead equipment, gathering systems and other surface equipment and fixtures, in each case acquired by Glori Holdings Inc., or arising out of assets acquired by Glori Holdings Inc., in connection with a Permitted Acquisition.

“Permitted Acquisition” whether one or more, means the acquisition by Glori Holdings Inc. of Permitted Acquisition Assets, including not less than a majority of the leasehold working interest, in oil fields and facilities that produce oil at the time of acquisition, provided that the following conditions are satisfied to the satisfaction of Lender:

(a)          Glori Holding Inc., or a wholly owned subsidiary of Glori Holdings, Inc., is the operator of the oil field and related facilities acquired in such acquisition;

(b)          such acquisition is funded solely with Acquisition Equity and/or Acquisition Debt;

(c)          such acquired oil-producing assets are cash flow positive (net revenues exceed direct lease operating expenses) upon purchase;

(d)          such acquisition is of an oil-producing asset location in the United States of America;

(e)          such aggregate cash balance of the Borrower’s Deposit Accounts, net of the proceeds from Acquisition Debt and Acquisition Equity, shall remain the same before and after giving effect to the acquisition;

(f)          such acquisition is approved by the Board of Directors of each Borrower;

(g)          other than Acquisition Debt or with the prior written consent of Lender (and, if requested by Lender, an intercreditor/subordination agreement in form and substance satisfactory to Lender), Borrower may not incur Indebtedness in connection with the acquisition;

(h)          Glori Holding Inc. shall use its commercial reasonable efforts to obtain senior lender approval for Lender to receive a second lien on the Permitted Acquisition Assets at the time of the acquisition;

(i)          unless Holdings is required pursuant to Acquisition Debt documentation to pledge Permitted Acquisition Assets to a lender or Lender is granted a second lien on the Permitted Acquisition Assets pursuant to subsection (h) hereof, within 30 days of the consummation of the acquisition, Borrower shall take all actions required by Section 7.17 hereof to grant to Lender a first-priority Lien (subject to Permitted Liens) on such Permitted Acquisition Assets.

For purposes of clarity, all acquisitions not satisfying the requirements of the definition of “Permitted Acquisitions” require prior written consent of Lender.”

1.2           Section 1.1 (Definitions and Rules of Construction). The definition of “Permitted Indebtedness” in Section 1.1 of the Loan Agreement is amended by (a) redesignating clause (viii) thereof as clause (ix); (b) redesignating clause (ix) thereof as clause (x) and (c) clause (viii) shall read as follows:

“(viii) Acquisition Debt;”

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1.3           Section 1.1 (Definitions and Rules of Construction). The definition of “Permitted Investment” in Section 1.1 of the Loan Agreement is amended by (a) deleting the word “and” at the end of clause (xii) thereof, (b) redesignating clause (xiii) thereof as clause (xiv) and (c) clause (xiii) shall read as follows:

“(xiii) Permitted Acquisitions;”

1.4           Section 1.1 (Definitions and Rules of Construction). The definition of “Permitted Liens” in Section 1.1 of the Loan Agreement is amended by (a) deleting the word “and” at the end of clause (xvi) thereof, (b) changing the “.” at the end of clause (xvii) to “; and” and (c) adding a new clause (xviii) as follows:

“(xviii) Liens on Permitted Acquisition Assets required to be pledged to a lender pursuant to the definition of “Acquisition Debt”.

1.5           Section 2.6 (Proceeds of Permitted Acquisitions). A new Section 2.6 is added to the Loan Agreement as follows:

“Section 2.6          Sale of Permitted Acquisition Assets.      Upon the sale by Borrower of any Permitted Acquisition Asset, following payment of obligations owing to the lender(s) of Acquisition Debt provided for such Permitted Acquisition Asset, Borrower shall promptly transfer the net proceeds thereof to a Deposit Account over which Lender has a Control Agreement.”

1.6           Section 3.2. Section 3.2 of the Loan Agreement is amended and restated in its entirety as follows:

“3.2        Notwithstanding Section 3.1 hereof and except with respect to Permitted Acquisition Assets required to be pledged to a lender pursuant to the definition of “Acquisition Debt”, (a) if a Borrower raises a minimum of $55,000,000 in one or more new equity financings or (b) a Borrower completes an Initial Public Offering (a “Qualified Financing”), any additional Oil and Gas Properties acquired by each Borrower after the date of consummation of such Qualified Financing (such assets, the “After-Acquired Assets”) shall not constitute Collateral; provided, that, Borrower shall not be permitted to encumber any of these After-Acquired Assets without the prior written consent of Lender; provided, further that, if at any time after the consummation of a Qualified Financing, unrestricted cash of Borrower is less than $16,000,000 (such occurrence, a “Collateral Event”), the After-Acquired Assets shall automatically as of the date of such Collateral Event (and on any subsequent date of acquisition by any Borrower of any Oil and Gas Properties) become Collateral hereunder and Borrower shall take all commercially reasonable actions necessary to grant Lender a first priority perfected security interest in such After-Acquired Assets.”

1.7           Section 7.14 (Capital Expenditures). Section 7.14 of the Loan Agreement is amended and restated in its entirety as follows:

“7.14      Capital Expenditures.    Prior to a Qualified Financing, Borrower shall not make capital expenditures in excess of $10,000,000 in the aggregate in any fiscal year with respect to the acquisition of Oil and Gas Properties; provided that Borrower may make capital expenditures to Permitted Acquisition Assets with Acquisition Debt, Acquisition Equity and/or cash flow from Permitted Acquisition Assets.”

1.8           Section 7.17 (Additional Collateral). The first sentence of Section 7.17 of the Loan Agreement is amended and restated in its entirety as follows:

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“Prior to the occurrence of a Qualified Financing or following the occurrence of a Collateral Event, and in each case except with respect to Permitted Acquisition Assets required to be pledged to a lender pursuant to the definition of “Acquisition Debt", upon the acquisition by Borrower of any Oil and Gas Property, the Borrower shall grant, within thirty (30) days of acquisition of such Oil and Gas Property, as security for the Obligations a first-priority Lien (subject to Permitted Liens) on such additional Oil and Gas Property not already subject to a Lien created by this Agreement and the Mortgages.”

2.           Limitation. The waiver, consent and amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Lender’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

3.           Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

3.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.2           Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

3.3           The organizational documents of Borrower delivered to Lender remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

3.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

3.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material agreement binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

3.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made or except for any filing, recording, or registration required by the Securities Exchange Act of 1934; and

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3.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4.           Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1           Amendment. Borrower shall have duly executed and delivered this Amendment to Lender;

4.2           Payment of Non-Renewable Facility Fee. Borrower shall have paid Lender a non-renewable fee in the amount of $30,000; and

4.3           Payment of Lender Expenses. Borrower shall have paid all Lender Expenses (including all reasonable attorneys’ fees in the amount of $5,687.50 and reasonable expenses) incurred through the date of this Amendment.

5.           Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6.           Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Lender with respect to Borrower shall remain in full force and effect.

7.           Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

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Borrower:	GLORI ENERGY

	Signature:	/s/ Victor M. Perez

	Print Name:	Victor M. Perez

	Title:	CFO

GLORI CALIFORNIA INC.

Signature:	/s/ Victor M. Perez

Print Name:	Victor M. Perez

Title:	Chief Financial Officer

GLORI HOLDINGS INC.

Signature:	/s/ Victor M. Perez

Print Name:	Victor M. Perez

Title:	Chief Financial Officer

GLORI OIL (ARGENTINA) LIMITED

Signature:	/s/ Victor M. Perez

Print Name:	Victor M. Perez

Title:	Chief Financial Officer

Lender:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	Signature:	/s/ Ben Bang

	Print Name:	Ben Bang

	Title:	Senior Counsel

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